UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 3, 2006

Ferro Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-584	34-0217820
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Lakeside Avenue, Cleveland, Ohio		44114
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-641-8580

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On November 3, 2006, the shareholders of Ferro Corporation (the "Company") voted at the Company’s Annual Meeting of Shareholders (the "Annual Meeting") to approve the 2006 Long-Term Incentive Plan (the "Plan"). The Plan was approved by the Company’s Board of Directors on September 28, 2006.

The purpose of the Plan is to promote the Company’s long-term financial interests and growth by attracting, retaining and motivating high quality key employees and directors and aligning their interests with those of its shareholders. The Plan will be administered by the Compensation Committee, which is responsible for selecting the employees and directors who will participate in the Plan, determining the types and number of awards to be made to each participant, and determining the terms, conditions and limitations applicable to each award.

Several types of awards can be issued under the Plan, including (a) incentive stock options and nonstatutory stock options each with an exercise price not less than the per share fair market value of Company’s common shares on the date the option is granted and a term of no more than ten years, (b) stock appreciation rights with an exercise price not less than the fair market value on the date of grant and a term of no more than ten years, (c) restricted shares, which, for time-based vesting, may not vest in whole in less than three years from the date of grant and no installment of an award may vest in less than 12 months, and for performance-based vesting, the restriction period may not be less than 12 months, (d) performance shares, which may be represented either by forfeitable common shares issued at the time of grant or by phantom performance shares and will be earned upon satisfaction of pre-established performance targets over a performance period (usually three years) established by the Committee, (d) other common share based awards, such as common shares, phantom common share units, deferred common shares or units or other awards valued in whole or in part by reference to, or otherwise based upon, common shares, and (e) dividend equivalent rights, which entitle the participant to receive credits based on cash distributions that would have been paid on the common shares if such shares had been issued to and held by the participant.

The number of the Company’s common shares reserved for awards under the Plan is 3,000,000, subject to certain capitalization adjustments. Shares subject to any award that is forfeited or otherwise terminated without the issuance of shares or payment of consideration in lieu of shares, will again be available for grant under the Plan (other than stock appreciation rights). With respect to stock appreciation rights settled in common shares, the aggregate number of shares subject to the award will be counted against the number of shares available for issuance under the Plan, regardless of the number of common shares issued upon settlement. Common shares tendered by participants as full or partial payment to the Company upon exercise of options or other awards or to satisfy a participant’s tax withholding obligations will not increase the number of common shares available for awards under the Plan.

The Plan contains certain limitations on awards, including the following: (a) no more than 300,000 common shares are available for issuance with respect to incentive stock options, (b) no more than 1,000,000 common shares are available for issuance with respect to restricted shares, performance shares, or common share awards, and (c) no more than 500,000 common shares will be the subject of awards granted to any single participant during any 12-month period.

Upon a "change in control" of the Company (as defined in the Plan) (a) all stock options and stock appreciation rights will become fully vested and exercisable, (b) all restrictions and conditions with respect to all awards of restricted shares will be deemed fully released or satisfied, except as set forth below, (c) all previously established performance targets for performance shares will be deemed to have been met at 100% of the award level, and (d) during a restriction period or during a performance period, participants will be entitled to receive a pro rata portion of the award that would have been distributed to them at the end of the applicable restriction period or performance period. In connection with a change in control, the Company may make payments to participants in cash for the value of all outstanding awards to the extent vested based upon the higher of (i) the closing price on the date of the change in control or (ii) the highest price actually paid in connection with the change in control.

The Board of Directors will have the power to amend, modify or terminate the Plan under certain circumstances. The Board will not have the power to change an option price nor the initial value of a stock appreciation right. No new awards may be made under the Plan after December 31, 2016.

A copy of the Plan is filed herewith as Exhibit 10.1.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Also at the Annual Meeting, the Company’s shareholders voted to approve an amendment (the "Amendment") to the Company’s Amended Code of Regulations (the "Code"), which allows the Company to notify shareholders of the time, place and purposes of each meeting of shareholders by electronic or other means of communication authorized by the shareholder. The Amendment is effective as of November 3, 2006.

A copy of the Code, as amended and restated to include the Amendment, is filed herewith as Exhibit 3.01.

Item 7.01 Regulation FD Disclosure.

At the Annual Meeting, the Company’s shareholders voted to elect Jennie S. Hwang, Ph.D., James F. Kirsch and William J. Sharp as directors of the Company for a term expiring at the Company’s annual meeting of shareholders to be held in 2009, in addition to the approval of the Plan and the Amendment discussed above.

The results of the voting at the Annual Meeting were as follows:

Proposal 1: Election of Directors

Jennie S. Hwang, Ph.D.
FOR: 36,556,649
WITHHELD: 3,614,792
TOTAL: 40,171,441

James F. Kirsch
FOR: 37,850,506
WITHHELD: 2,320,935
TOTAL: 40,171,441

William J. Sharp
FOR: 36,454,139
WITHHELD: 3,717,302
TOTAL: 40,171,441

Proposal 2: Approval of 2006 Long-Term Incentive Plan

FOR: 24,691,739
AGAINST: 11,927,139
ABSTAINED: 843,804
TOTAL: 37,462,682

Proposal 3: Approval of Amendment to Code of Regulations

FOR: 39,653,898
AGAINST: 402,780
ABSTAINED: 114,762
TOTAL: 40,171,440

Effective following the Annual Meeting, the Company’s Board of Directors has divided its existing Governance, Nomination & Compensation Committee into two separate committees, the Governance and Nominations Committee and the Compensation Committee, and disbanded its Technology Strategy Committee so that technology discussions will be elevated to the Board level. William B. Lawrence, former chairman of the Company’s Audit Committee, will chair the Governance and Nominations Committee, Michael H. Bulkin, former chairman of the Governance, Nomination & Compensation Committee, will chair the Compensation Committee and William J. Sharp will chair the Audit Committee.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1: 2006 Long-Term Incentive Plan

3.01: Amended and Restated Code of Regulations.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ferro Corporation

November 3, 2006	By:	Thomas M. Gannon

Name: Thomas M. Gannon
Title: Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

3.01	Amended and Restated Code of Regulations
10.01	2006 Long-Term Incentive Plan